EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 16, 2009, with respect to the consolidated financial statements, schedule and internal control over financial reporting included in the Annual Report of Orion Marine Group, Inc. on Form 10-K for the year ended December 31, 2008.  We hereby consent to the incorporation by reference of said reports in the Registration Statement of Orion Marine Group, Inc. on Form S-8 (File No. 333-148301, effective December 21, 2007).

/s/ Grant Thornton LLP
Houston, Texas
March 16, 2009